Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 24, 2018 (except Note 1, as to which the date is November 16, 2018), in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Virgin Trains USA LLC for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Miami, Florida
December 21, 2018